The L.S. Starrett Company Announces Fiscal 2023 Results

ATHOL, MA. – September 15, 2023 – The L.S. Starrett Company (NYSE: SCX) (“Starrett” or “the Company”) a global innovator, manufacturer and marketer of precision measuring tools, cutting tools and equipment, and high-end metrology solutions for industrial, professional, and consumer markets, today announced operating results for the fiscal year ended June 30, 2023.
Financial results include non-U.S. GAAP financial measures. These non-U.S. GAAP measures are more fully described and are reconciled from the respective measures determined under GAAP in the section titled “Use of Non-U.S. GAAP Financial Measures” and the attached tables.
Fiscal 2023 Financial Highlights

•Net sales for fiscal 2023 were $256.2 million, an increase of 1% compared to fiscal 2022, while currency-neutral net sales of $257.9 million increased 1.7%. North American industrial net sales increased 7% compared to fiscal 2022. Global test and measurement net sales, which increased 6% year on year were supported by high demand for precision granite products. International industrial net sales, which declined 7% compared to fiscal 2022, were impacted by macro recessionary pressures in Europe.
•Gross margin for fiscal 2023 was 32.2%, 100 basis points lower compared to 33.2% in the prior fiscal year. Gross margin was impacted by lower factory utilization resulting from lower demand and the Company’s focus on working capital reduction and cash generation. In addition, approximately one-third of this decline resulted from geographical sales mix, as higher margin international industrial net sales for fiscal 2023 comprised a smaller portion of consolidated net sales when comparing to fiscal 2022.
•Operating income for fiscal 2023 was $18.9 million or 7.4% of net sales, compared to $21.6 million, or 8.5% of net sales in fiscal 2022. This reduction was the result of the lower gross margin, and an increase in Selling, General and Administrative expenses of $1.1 million due to planned spend increase of $1.7 million to support the company’s growth initiatives, partially offset by a $0.6 million reduction in General and Administrative expenses.
•Operating cash flow in fiscal 2023 was $25.1 million, an improvement of $19.8 million compared to $5.3 million for fiscal 2022. The Company retired $21.3 million in debt during fiscal 2023 as the result of its initiatives to reduce working capital and improve treasury operations. On June 30, 2023, the Company’s debt totaled $10.6 million, its lowest level in more than ten years.
•Net income for fiscal 2023 was $23.1 million, or diluted earnings per share of $3.06, compared to net income of $14.9 million, or diluted earnings per share of $2.00, for fiscal 2022. The significant increase in fiscal 2023 was driven by a $10.5 million favorable adjustment to the Company’s net pension liability in the United States, and a $5 million tax credit related to a reduction of the Company’s valuation allowance against its deferred tax assets. The latter resulted from improved performance achieved and forecasted for the North American operating units, and an increase in foreign-sourced royalty income resulting from amendments to the Company’s transfer pricing policies. The favorable pension adjustment was a result of liability gains due to an increase in the discount rate and strong performance of the plan’s assets. Without these one-time adjustments and restructuring charges, adjusted net income for fiscal 2023 was $7.7 million, or adjusted diluted earnings per share of $1.03, compared to $15.3 million, or adjusted diluted earnings per share of $2.06 for fiscal 2022. (See Table 4 included herein).

“I am proud of what our global team achieved throughout the year to strengthen our balance sheet, improve cash flow and reduce debt, despite continued broader global economic challenges,” said Douglas A. Starrett, President and Chief Executive Officer. “Our diverse portfolio of North American products more than offset global headwinds and our strategy to reduce working capital and improve cash generation leaves our balance sheet in its best shape for many years, positioning us well to grow the company over the long term.” he continued.

Use of Non-U.S. GAAP Financial Measures

The Company uses the following non-U.S. GAAP financial measures: “currency-neutral net sales,” which are net sales calculated using actual exchange rates in use during the comparative prior year period to enhance the visibility of the underlying business trends excluding the impact of translation arising from foreign currency exchange rate fluctuations; “adjusted net income” and “adjusted diluted earnings per share.”

The Company discusses these non-U.S. GAAP financial measures because management believes they assist investors in comparing the Company’s performance across reporting periods on a consistent basis by eliminating items that the Company does not believe are indicative of its core operating performance. Such non-U.S. GAAP financial measures assist investors in understanding the ongoing operating performance of the Company by presenting financial results between periods on a more comparable basis. Such measures should be considered in addition to, and not in lieu of, the financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

References to currency-neutral net sales adjusted net income, and adjusted diluted earnings per share should not be considered in isolation or as a substitute for other financial measures calculated and presented in accordance with U.S. GAAP, and may not be comparable to similarly titled non-U.S. GAAP financial measures used by other companies. In evaluating these non-U.S. GAAP financial measures, investors should be aware that in the future the Company may incur expenses or be involved in transactions that are the same as or similar to some of the adjustments in this press release. The Company’s discussion of non-U.S. GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. Non-U.S. GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.

About The L.S. Starrett Company:
Founded in 1880 by Laroy S. Starrett and incorporated in 1929, The L.S. Starrett Company is a leading manufacturer of high-end precision tools, cutting equipment, and metrology systems for industrial, professional and consumer markets and is engaged in the business of manufacturing over 5,000 different products for industrial, professional and consumer markets. The Company has a long history of global manufacturing experience and currently operates three major global manufacturing plants. All subsidiaries principally serve the global manufacturing industrial base with concentration in the metalworking, construction, machinery, equipment, aerospace and automotive markets. The Company offers its broad array of measuring and cutting products to the market through multiple channels of distribution throughout the world. Starrett is a brand recognized around the world for precision, quality and innovation. For more information, please visit: https://www.starrett.com.
Forward-Looking Statements:
This press release may contain forward-looking statements concerning the Company’s expectations, anticipations, intentions, beliefs or strategies regarding the future. These forward-looking statements are based on its current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond its control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, and other risks and uncertainties described in its Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on August 28, 2023 in the section entitled "Risk Factors," and in its other filings from time to time with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

L.S. Starrett Company
Summary of Operations
Fiscal year Ended June 30, 2023
TABLE 1

L.S. Starrett Company
Consolidated, Condensed Balance Sheet
June 30, 2023
TABLE 2

ASSETS	6/30/2023		6/30/2022	
Cash	$	10,454	$	14,523
Accounts receivable		36,611		42,961
Inventories, net		65,414		66,900
Prepaid expenses and other current assets		9,723		8,669
Total current assets		122,202		133,053
Property, plant and equipment, net		39,375		37,116
Other Long-Term Assets		31,225		29,385
Total assets	$	192,802	$	199,554

LIABILITIES AND STOCKHOLDERS' EQUITY	6/30/2023		6/30/2022	
Notes payable and current maturities of long-term debt	$	4,961	$	6,548
Accounts payable		15,047		14,624
Other Current Liabilities		19,555		20,008
Total current liabilities		39,563		41,180
Other Long Term Liabilities		6,307		7,102
Long-term debt, net of current portion		5,273		24,905
Postretirement benefit and pension obligations		12,192		23,938
Total Liabilities		63,335		97,125
Stockholders' Equity		129,467		102,429
Total Liabilities and Stockholders' Equity	$	192,802	$	199,554

L.S. Starrett Company
Currency-Neutral Net Sales
June 30, 2023
TABLE 3

L.S. Starrett Company
Reconciliation of Net Income and Diluted Earnings Per Share to
Adjusted Net Income and Adjusted Diluted Earnings Per Share
June 30, 2023
TABLE 4

Contact:
John C. Tripp
Chief Financial Officer
(978) 249-3551
jtripp@starrett.com